Mipletamig Delivers Compelling 86% Clinical Benefit Rate and No CRS as Evaluable AML Patient Data increases by Nearly 50%

Frontline patient outcomes are making the case for mipletamig to enhance standard-of-care therapy alongside venetoclax + azacitidine

SEATTLE, WA – March 10, 2026 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company developing novel immune-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today announced new interim data for mipletamig in combination with venetoclax and azacitidine in newly diagnosed acute myeloid leukemia (AML) patients who are either elderly or unfit for intensive chemotherapy. In data from two trials, the combination has demonstrated robust clinical activity, delivering an 86% clinical benefit rate (CR/CRi/PR*) with zero patients experiencing the common symptom of cytokine release syndrome (CRS). These data support an emerging efficacy profile coupled with differentiated patient safety and tolerability that is additive to the current AML standard-of-care therapy.

“The emerging mipletamig data in frontline AML are highly encouraging and highlight the differentiated profile we believe is needed to advance treatment in frontline AML,” said Dirk Huebner, M.D., Chief Medical Officer of Aptevo Therapeutics. “In this study we are observing strong remission rates in a growing number of evaluable patients together with a consistently favorable safety and tolerability profile, including the absence of cytokine release syndrome. Achieving meaningful clinical activity while maintaining this level of safety and tolerability is essential in the frontline AML setting, where therapies must be compatible with established regimens. These results reinforce our belief that mipletamig can be successfully combined with venetoclax and azacitidine, with the potential to enhance outcomes for older and/or unfit AML patients who continue to face poor prognosis and limited treatment options.”

Huebner continued, “Importantly, four of the patients treated to date have proceeded to allogeneic stem cell transplant, which represents the best possible outcome in AML treatment and is rarely achieved in the older or unfit frontline patient population.”

Data Highlights Include:

Among the evaluable frontline patient population treated to date (N=28), including 24 patients from the RAINIER trial and 4 patients from the completed dose expansion trial, mipletamig in combination with venetoclax and azacitidine has demonstrated:

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100% of frontline patients have remained free of cytokine release syndrome (CRS)
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86% clinical benefit rate
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79% achieved CR or CRi
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61% achieved CR
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55% of patients who achieved CR/CRi had blast reductions that reached the important measurable residual disease-negative level, a result that is typically associated with stronger, more durable responses
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35% of patients with remissions had the TP53 genetic mutation, a high-risk biomarker typically associated with poor prognosis in AML and for which most treatment options frequently fail

Collectively, these data demonstrate mipletamig’s potential to meaningfully enhance frontline AML treatment in older and/or unfit patients, by improving efficacy outcomes without materially increasing toxicity.

“Our frontline data show that mipletamig has the potential to play a meaningful role in the future frontline AML treatment,” said Marvin White, President and Chief Executive Officer of Aptevo Therapeutics. “From the outset, our objective has been to develop an AML drug capable of integrating into the current standard-of-care and improving outcomes for patients who continue to face poor prognoses. The data reported reinforces our conviction that mipletamig may represent a differentiated approach with the potential to complement existing frontline therapies in a practical and impactful way. As enrollment continues, we remain focused on advancing our RAINIER trial and generating the data needed to support mipletamig’s long-term role in AML treatment.”

*(Clinical Benefit Rate: CR = complete remission; CRi = complete remission with incomplete blood marker recovery; PR = partial remission.)

Consistent Safety and Tolerability Profile Maintained Across Patients Treated to Date

In frontline patients treated to date, no cytokine release syndrome (CRS) has been observed. Together with strong efficacy outcomes, this outcome underscores mipletamig’s safety and combinability, potentially offering a superior treatment in the future. This safety profile is particularly important in frontline AML, where tolerability and combinability are essential for treating older patients and/or those with comorbidities.

About the RAINIER Trial

RAINIER, a frontline AML study, is a Phase 1b/2 dose optimization, multi-center, multi-cohort, open label study. Subjects are adults aged 18 or older, newly diagnosed with AML who are not eligible for intensive induction chemotherapy. RAINIER will be conducted in two parts. First, a Phase 1b dose optimization study in frontline AML patients followed by a Phase 2 study. The Phase 1b trial consists of 28-day cycles of treatment across multiple, sequential cohorts.

About Mipletamig

Aptevo's wholly owned lead proprietary drug candidate, mipletamig, being evaluated for the treatment of AML, is differentiated by design™ to redirect the immune system of the patient to destroy leukemic cells and leukemic stem cells expressing the target antigen CD123, which is a compelling target for AML due to its overexpression on leukemic stem cells and AML blasts. This antibody-like recombinant protein therapeutic is designed to engage both leukemic cells and T cells of the immune system and bring them closely together to trigger the destruction of leukemic cells. Mipletamig is purposefully designed to reduce the likelihood and severity of CRS by use of the CRIS-7-derived CD3 binding pathway, an approach that differentiates Aptevo from competitors. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. Orphan drug designation provides key advantages—including the opportunity to seek U.S. market exclusivity for a specific period of time upon approval, FDA fee reductions, and access to development and tax credits. Mipletamig has been evaluated in more than 120 patients over three trials to date.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates and six preclinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR and ADAPTIR-FLEX. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax and azacitidine on a targeted patient population will continue to show remissions, whether Aptevo’s final trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of interim data readouts for ALG.APV-527, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises, geopolitical risks, including the current war between Russia and Ukraine, the United States and Iran, and any other military event that could evolve out of any of the current conflicts, and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Vice President, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628